EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 33-80504 of Sharper Image Corporation, on Form S-8, of our report dated June 17, 2005, relating to the financial statements and supplemental schedule of the Sharper Image 401(k) Savings Plan appearing in this Annual Report on Form 11-K of The Sharper Image 401(k) Savings Plan for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
San Francisco, CA

June 17, 2005

Comyns, Smith, McCleary & Deaver, LLP

Certified Public Accountants	John R. Comyns, Partner
Steven P. Smith, Partner
Dan K. Deaver, Partner
Gerard S. Clancy, Partner
Mark E. Eitelgeorge, Partner
James B. Wolf, Partner
Brent M. Baxter, Partner
David B. McCleary, (1954-1996)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 000-15827 of Sharper Image Corporation, on Form S-8, of our report dated June 22, 2004, appearing in this Annual Report on Form 11-K of The Sharper Image 401k Savings Plan for the year ended December 31, 2003.

Lafayette, CA

June 28, 2005

3470 Mt. Diablo Boulevard, Suite A110 • Lafayette, California 94549 • Phone: (925) 299-1040, Fax: (925) 299-1100